ESCROW AGREEMENT

This Escrow Agreement (this “Escrow Agreement”), dated as of June 18, 2014, is entered into by and among Great American Group, Inc., a Delaware corporation (“Parent”), Bryant Riley (“Seller”) and Continental Stock Transfer & Trust Company, Inc., as escrow agent (“Escrow Agent”). All capitalized terms used but not defined herein shall have the meanings assigned such terms in the Acquisition Agreement (as defined below).

Background

WHEREAS, Parent has agreed to acquire B. Riley and Co. Inc., a Delaware corporation (“BRC”), B. Riley & Co. Holdings, LLC, a Delaware limited liability company (“BRH”), and Riley Investment Management LLC, a Delaware limited liability company (“RIM”), from Seller pursuant to that certain Acquisition Agreement, dated as of May 19, 2014, by and among Parent, Darwin Merger Sub I, Inc., B. Riley Capital Markets, LLC, BRC, BRH, RIM, and Seller (as amended, the “Acquisition Agreement”);

WHEREAS, pursuant to the terms of the Acquisition Agreement, Seller has agreed to place the Escrow Shares (as defined in Section 2 hereto) into escrow (the “Escrow Fund”) to be held by Escrow Agent in accordance with the terms hereof, to be released upon the occurrence or non-occurrence of certain events, as set forth herein; and

WHEREAS, Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Escrow Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual promises of the parties and the terms and conditions hereof, the parties hereby agree as follows:

1. Appointment of Escrow Agent. Seller and Parent hereby appoint Escrow Agent to act as escrow agent in accordance with the terms and conditions set forth in this Escrow Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

2. Establishment of Escrow. Parent and Seller hereby direct Escrow Agent, in its capacity as Parent’s transfer agent, to deliver, or cause to be delivered, to Escrow Agent at the First Closing a stock certificate registered in the name of Seller evidencing 628,272 shares (the “Escrow Shares”) of Parent’s common stock (“Parent Common Stock”) to be held by Escrow Agent and released in accordance with the terms and conditions of this Escrow Agreement.

3. Escrow Shares. At or prior to the First Closing, Seller agrees to deliver to Escrow Agent stock powers or such other signed instrument of transfer acceptable to Escrow Agent, in its capacity as Parent’s transfer agent, to enable the transfer of such Escrow Shares in accordance with this Escrow Agreement. Seller hereby agrees that the certificate(s) representing the Escrow Shares will bear legends in the form attached hereto as Exhibit A. Seller further agrees that Seller’s obligation to transfer the Escrow Shares to Parent as provided herein is absolute and irrevocable during the term of this Escrow Agreement.

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4. Release of Escrow Shares. Escrow Agent shall hold the Escrow Shares pursuant to the terms of this Escrow Agreement until their release in accordance with the following:

a. Working Capital Adjustment. In the event that the Closing Net Working Capital is determined in accordance with the provisions of Section 1.6 of the Acquisition Agreement to be less than the Estimated Closing Net Working Capital, Parent and Seller shall jointly execute and deliver to Escrow Agent a written notice instructing Escrow Agent to, and upon receipt of such notice Escrow Agent promptly shall, release to Parent from the Escrow Fund an amount equal to such deficiency (or such lesser amount as may remain in the Escrow Fund) in the form of shares of Parent Common Stock (valued at the Parent Share Price).

b. Indemnification Claims.

i. Resolution of Contested Amount Prior to Expiration Date. If Parent and Seller agree on the resolution of a Contested Amount pursuant to Section 8.6(b) of the Acquisition Agreement for which Seller is obligated to a Parent Indemnitee(s), Parent and Seller shall jointly execute and deliver to Escrow Agent a written notice instructing Escrow Agent to, and upon receipt of such notice Escrow Agent promptly shall, release to Parent from the Escrow Fund such amount agreed upon (or such lesser amount as may remain in the Escrow Fund) in the form of shares of Parent Common Stock (valued at the Parent Share Price).

ii. Failure to Respond. In the event of a failure to respond governed by Section 8.6(c) of the Acquisition Agreement, with respect to the Losses set forth in a subject Indemnification Claim with respect to which Seller is obligated to a Parent Indemnitee(s), Parent and Seller shall jointly execute and deliver to Escrow Agent a written notice instructing Escrow Agent to, and upon receipt of such notice Escrow Agent promptly shall, release to Parent from the Escrow Fund such amount (or such lesser amount as may remain in the Escrow Fund) in the form of shares of Parent Common Stock (valued at the Parent Share Price).

c. Expiration Date. If the Aggregate Escrow Balance exceeds the Aggregate Pending Claim Amount as of the Expiration Date, then Parent and Seller shall within five (5) Business Days of the Expiration Date jointly execute and deliver to Escrow Agent a written notice instructing Escrow Agent to, and upon receipt of such notice Escrow Agent promptly shall, release from the Escrow Fund to Seller shares of Parent Common Stock (valued at the Parent Share Price) held in the Escrow Fund with an aggregate value equal to the amount by which the Aggregate Escrow Balance as of the Expiration Date exceeds the Aggregate Pending Claim Amount.

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d. Release Following Expiration Date.

i. Following the Expiration Date, if Parent and Seller agree on the resolution of an Unresolved Escrow Claim, in addition to the instructions provided for in Section 4.b.i above, Parent and Seller shall jointly execute and deliver to Escrow Agent, within five (5) Business Days after reaching such agreement, a written notice instructing Escrow Agent to, and upon receipt of such notice Escrow Agent promptly shall, release from the Escrow Fund to Seller shares of Parent Common Stock (valued at the Parent Share Price) with an aggregate value equal to the amount by which the aggregate amount remaining in the Escrow Fund as of the date of resolution of such Unresolved Escrow Claim exceeds the aggregate amount of the Contested Amounts associated with all other remaining Unresolved Escrow Claims, if any.

ii. Following the Expiration Date, if a final, nonappealable judgment or order issued by a court of competent jurisdiction in the United States of America (a “Final Decision”) provides that any or all of the Escrow Fund is to be delivered to Seller or Parent, the Escrow Agent shall deliver to Seller or Parent, as applicable, the amount to be delivered pursuant to such Final Decision within five (5) Business Days following receipt of such Final Decision.

e. Legends upon Release. Following the release of any Escrow Shares to Seller pursuant to the terms hereof, the Escrow Legend set forth on Exhibit A shall be removed from any certificates evidencing such shares, but such certificates shall continue to bear the Securities Act Legend set forth on Exhibit A. The Securities Act Legend shall be removable for any certificate upon request and Parent shall issue or cause to be issued a certificate without such legend or any other legend (except for any customary “affiliates” legend if the holder is an Affiliate of Parent) to the holder of the applicable Escrow Shares or issue or cause to be issued to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”) as provided in this Section 4(e), if such shares are (i) sold pursuant to an effective registration statement covering the resale of such shares (and while such registration statement is effective) and the holder thereof has delivered a signed and completed Certificate of Subsequent Sale in substantially the form of Exhibit B attached hereto with respect to such shares, (ii) sold or transferred in compliance with Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule (“Rule 144”), including without limitation in compliance with the current public information requirements of Rule 144 if applicable to Parent at the time of such sale or transfer, and the holder and its broker have delivered customary documents reasonably requested by Parent’s transfer agent and/or counsel to Parent in connection with such sale or transfer, or (iii) eligible for sale under Rule 144 without the requirement that Parent be in compliance with the current public information requirements of Rule 144 and without other restriction and counsel to Parent has provided written confirmation of such eligibility to Parent’s transfer agent (and Parent shall so direct its counsel to provide such confirmation). Any fees (with respect to the transfer agent, counsel to Parent or otherwise) associated with the removal of such legend shall be borne by Parent. Following such time as a legend is no longer required for any such shares, Parent will no later than three (3) trading days following the delivery by holder to Parent or its transfer agent (with concurrent notice and delivery of copies to Parent) of a legended certificate representing such shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, and together with such other customary documents as the transfer agent and/or counsel to Parent shall reasonably request), deliver or cause to be delivered to the transferee of such holder or such holder, as applicable, a certificate representing such shares that is free from all restrictive and other legends. Parent may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for shares subject to legend removal hereunder may be transmitted by the transfer agent to the holder by crediting the account of the holder’s prime broker with DTC.

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5. Rights of Seller in Escrow Shares.

a. Voting Rights as a Stockholder. Seller shall retain all of its rights as a stockholder of Parent with respect to each Escrow Share during the period of time in which such Escrow Share remains in the Escrow Fund (with respect to each Escrow Share, as applicable, the “Escrow Period”), including, without limitation, the right to vote such Escrow Share.

b. Cash Dividends and Other Distributions in Respect of the Escrow Shares. During the Escrow Period, all dividends payable in cash or other non-cash property (other than as provided in Section 5.c below) with respect to each Escrow Share shall be paid to Seller.

c. Stock Distributions. So long as any of the Escrow Shares are held by Escrow Agent under this Escrow Agreement, all stock dividends and distributions paid or made in respect of the Escrow Shares held by Escrow Agent (including all such dividends and distributions made in connection with any recapitalization, reclassification, split, combination or exchange of shares) shall be held by Escrow Agent as Escrow Shares. All such shares shall be issued in the name of Seller, shall bear the legend in the form attached hereto as Exhibit A, and shall be endorsed in blank for transfer and deposited with Escrow Agent as Escrow Shares hereunder.

d. Restrictions on Transfer. During the Escrow Period, no direct or indirect sale, pledge, transfer, gift, grant of a security interest or other disposition or encumbrance of any kind, whether voluntary or involuntary, may be made of, or with respect to, any Escrow Share in any manner whatsoever without the prior written consent of Parent other than in accordance with the terms of this Escrow Agreement. Any permitted transferee of any Escrow Share must, as a condition to such transfer, agree to be bound by the terms and conditions of this Escrow Agreement.

6. Duration. This Escrow Agreement shall terminate on the distribution of all the Escrow Shares.

7. Interpleader. Should any controversy arise among the parties hereto with respect to this Escrow Agreement or with respect to the right to receive the Escrow Shares, Escrow Agent shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. Escrow Agent is also hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing Escrow Agent.

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8. Exculpation and Indemnification of Escrow Agent.

a. Reliance. Escrow Agent is not a party to, and is not bound by or, except as provided herein, charged with notice of any agreement out of which the Escrow Fund may arise. Escrow Agent acts under this Escrow Agreement as a depositary only and, except as expressly set forth herein, is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the Escrow Fund, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person’s or entity’s obligations hereunder or under any such document. Except as set forth in this Escrow Agreement and instructions to Escrow Agent pursuant to the terms of this Escrow Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof.

b. Liability. Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in each case in good faith, absent gross negligence, willful misconduct or fraud. Escrow Agent may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries. Notwithstanding anything herein to the contrary, Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct or fraud.

c. Indemnification. Parent and Seller each hereby agree to indemnify and hold harmless Escrow Agent and its principals, partners, agents, employees and affiliates from and against any expenses, including reasonable attorneys’ fees and disbursements, damages or losses suffered by Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Escrow Agreement or the services of Escrow Agent hereunder, other than any expenses, attorneys’ fees and disbursements, damages or losses arising out of or relating to Escrow Agent’s willful misconduct, gross negligence or fraud. Any such indemnification shall be payable 50% by Parent and 50% by Seller. Promptly after the receipt by Escrow Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent shall notify Parent and Seller in writing. For the purposes hereof, the terms “expense” and “loss” will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all reasonable costs and expenses, including, but not limited to, reasonable attorneys’ fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 8 shall survive the termination of this Escrow Agreement.

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9. Compensation of Escrow Agent. Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid 50% by Parent and 50% by Seller. The fee agreed upon for the services rendered hereunder is intended as full compensation for Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that Escrow Agent renders any material service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement, or the subject matter hereof, then Escrow Agent shall be reasonably compensated 50% by Parent and 50% by Seller for such extraordinary services and reimbursed for all reasonable costs and expenses, including reasonable attorney’s fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable 50% from Parent and 50% from Seller. Prior to incurring any costs and/or expenses in connection with the foregoing sentence, Escrow Agent shall be required to provide written notice to Parent and Seller of such costs and/or expenses and the relevancy thereof and Escrow Agent shall not be permitted to incur any such costs and/or expenses prior to receiving written approval from Parent and Seller, which approval shall not be unreasonably withheld.

10. Resignation or Removal of Escrow Agent.

a. Resignation. At any time, upon thirty (30) days’ written notice to Parent and Seller, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. Such resignation shall be effective at such time as Escrow Agent turns over to a successor escrow agent jointly appointed by Parent and Seller the Escrow Shares held hereunder, which Escrow Agent shall do promptly upon presentation of a document executed by Parent and Seller appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 30-day period following the giving of notice of resignation by Escrow Agent, Parent and Seller shall have failed to appoint a successor escrow agent, Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief; and any such resulting appointment shall be binding upon all of the parties hereto.

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b. Removal. Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested jointly in writing by Parent and Seller at any time, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 10.a.

11. Records; Information Reporting and Withholding.

a. Records. Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Escrow Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent and at the requesting party’s expense.

b. Information Reporting and Withholding. Escrow Agent shall prepare and file with the appropriate governmental authority and provide to Seller, as applicable, any tax reporting forms and information required to be prepared, filed and provided by Escrow Agent. Parent and Seller shall provide such information as Escrow Agent reasonably requests in connection with the foregoing. Escrow Agent shall be entitled (but not obligated) to deduct and withhold from the amounts otherwise payable pursuant to this Escrow Agreement such amounts as Escrow Agent shall determine in good faith it is required to deduct and withhold with respect to the making of such payment under applicable law. To the extent amounts are so withheld by Escrow Agent, such withheld amounts shall be treated for all purposes of this Escrow Agreement as having been paid to the payee with respect to which such amount was withheld.

12. Fractional Shares. No shares of Parent Common Stock representing fractional shares shall be issued in connection herewith. In lieu of any such fractional shares (after aggregating all fractional shares of Parent Common Stock to be received by Seller at such time): (a) Escrow Agent shall release to Parent from the Escrow Fund one share of Parent Common Stock and (b) Parent shall pay to Seller an amount in cash (rounded to the nearest whole cent) equal to the product obtained by multiplying (i) the fractional share interest to which Seller would otherwise be entitled at such time by (ii) the Parent Share Price.

13. Tax Treatment. For tax purposes, the Escrow Shares, and any distributions paid thereon, shall be treated as owned by Seller from and after the First Closing Date, unless and until released to Parent pursuant to this Escrow Agreement.

14. Further Actions. The parties covenant and agree to execute such documents, agreements and instruments of transfer (including stock powers and assignment documents) and to take such actions as may be reasonable requested by another party to this Escrow Agreement to consummate the transactions contemplated hereby.

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15. Notice. All notices, communications and instructions required or desired to be given under this Escrow Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier, to the addresses listed on the signature page hereto.

16. Execution in Counterparts. This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Escrow Agreement and of signature pages by email or facsimile transmission shall constitute effective execution and delivery of this Escrow Agreement as to the parties and may be used in lieu of the original Escrow Agreement for all purposes. Signatures of the parties transmitted by email or facsimile shall be deemed to be their original signatures for all purposes.

17. Assignment. This Escrow Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of Escrow Agent, Parent and Seller. Subject to the foregoing, this Escrow Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. No other person will acquire or have any rights under, or by virtue of, this Escrow Agreement. No portion of the Escrow Shares shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Escrow Agreement.

18. Amendment. This Escrow Agreement may be amended or modified only in writing signed by Escrow Agent, Parent and Seller.

19. Applicable Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

20. Entire Agreement. This Escrow Agreement and the other agreements referred to in this Escrow Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. Notwithstanding the foregoing, in the event of a conflict between any term of this Escrow Agreement and the Acquisition Agreement, Parent and Seller agree that as between such parties the terms of the Acquisition Agreement shall govern and to promptly give written instructions to Escrow Agent as may be needed in order to effect any necessary conforming changes to this Escrow Agreement.

21. Headings. The headings contained in this Escrow Agreement are for convenience of reference only and shall not affect the construction of this Escrow Agreement.

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22. Attorneys’ Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Escrow Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees from the other party, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

23. Authorized Signers. Parent and Seller will execute and deliver Exhibit D-1 and Exhibit D-2, respectively, to this Escrow Agreement concurrent with the execution hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the date first set forth above.

PARENT:

Great American Group, Inc.

By:	/s/ Phillip J. Ahn
Name:	Phillip J. Ahn
Title:	Chief Financial Officer and
Chief Operating Officer

Address:	Great American Group, Inc.
21860 Burbank Blvd.
Suite 300 South
Woodland Hills, CA 91367
Attention: Chief Executive Officer

With a copy to (which shall not constitute notice):

Morrison & Foerster LLP
12531 High Bluff Drive, Suite 100
San Diego, CA 92130
Attention: Scott M. Stanton

[Signature Page to Escrow Agreement]

SELLER:

Bryant Riley

By:	/s/ Bryant Riley
Name:	Bryant Riley

Address:	Bryant R. Riley
c/o B. Riley & Co., LLC
11100 Santa Monica Blvd.
Suite 800
Los Angeles, CA 90025

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP
1888 Century Park East
Los Angeles, CA 90067
Attention: Patrick S. Brown

[Signature Page to Escrow Agreement]

ESCROW AGENT:

Continental Stock Transfer & Trust Company, Inc.

By:	/s/ Kevin Jennings
Name:	Kevin Jennings
Title:	Vice President

Address:	Continental Stock Transfer
17 Battery Place
New York, NY 10004

[Signature Page to Escrow Agreement]

Exhibit A

LEGENDS

ESCROW LEGEND

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN AN ESCROW AGREEMENT DATED JUNE 18, 2014 (AS AMENDED, THE “AGREEMENT”) AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE ESCROW PERIOD (AS DEFINED IN THE AGREEMENT).

SECURITIES ACT LEGEND

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO GREAT AMERICAN GROUP, INC.

Exhibit B

form of CERTIFICATE OF SUBSEQUENT SALE

To:	Great American Group, Inc. 21860 Burbank Boulevard, Suite 300 South Woodland Hills, California 91367 Telephone No.: (818) 884-3737 Facsimile No.: (818) 884-2976 Attention: Chief Executive Officer	Continental Stock Transfer and Trust Company Transfer Agent and Registrar [_________] [_________] Attention: [_________]
Copy to:	Morrison & Foerster LLP 12531 High Bluff Drive, Suite 100 San Diego, California 92130 Telephone No.: (858) 720-5100 Facsimile No.: (858) 523-5941 Attention: Scott M. Stanton

The undersigned, the selling stockholder or an officer or other duly authorized person of the selling stockholder, hereby certifies that [insert name of selling stockholder, as it appears on the applicable stock certificate] _____________________________ has sold [insert number of shares sold] _____________________ shares of the Common Stock of Great American Group, Inc., a Delaware corporation (the “Company”), and that such shares were sold on [insert date of sale] __________________ in accordance with the registration statement on Form S-1 with file number [insert file number of effective registration statement] __________________, including without limitation the “Plan of Distribution” set forth in such registration statement, and that such selling stockholder has delivered a current prospectus in connection with such sale, provided, however, that if Rule 172 under the Securities Act of 1933, as amended, is then in effect, such selling stockholder has confirmed that a current prospectus is deemed to be delivered in connection with such sale. The undersigned selling stockholder is familiar with the requirements of the Securities Act of 1933, as amended, and agrees that, in connection with the matters described herein, the Company, its transfer agent and their respective counsels are relying on the statements made herein. Such respective legal counsels may rely on such statements as if this letter were addressed to them. The undersigned selling stockholder understands that any certificates or book entry positions for the balance of shares of the Company’s Common Stock registered for resale pursuant to the registration statement named herein and not sold in the transaction described above shall continue to bear any such restrictive legend(s) as currently appear on such certificates or book entry positions.

Name of selling stockholder:

Name of individual representing selling stockholder
(if an institution):

Title of individual representing selling
stockholder (if an institution):

Signature:

Exhibit C

ESCROW AGENT FEES

Initial Fee: $2,500 (for acceptance and review of all documents)

Recurring Fee: $400 per month

Exhibit D-1

Certificate as to Authorized Signatures

Account Name:

Account Number:

Until further written notice from Parent, the specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Parent and are authorized to initiate and approve transactions of all types for the above-mentioned account on behalf of Parent.

If from Parent:

	Name	Title	Signature

1.	Andrew Gumaer	Chief Executive Officer & Chairman	/s/ Andrew Gumaer

2.	Phillip J. Ahn	Chief Financial Officer & Chief Operating Officer	/s/ Phillip J. Ahn

3.	Mark P. Naughton	Senior Vice President & General Counsel	/s/ Mark P. Naughton

4.	Howard E. Weitzman	Senior Vice President & Chief Accounting Officer	/s/ Howard E. Weitzman

Exhibit D-2

Certificate as to Authorized Signatures

Account Name:

Account Number:

Until further written notice from Seller, the specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Seller and are authorized to initiate and approve transactions of all types for the above-mentioned account on behalf of Seller.

	Name	Title	Signature

1.	Bryant Riley	N/A	/s/ Bryant Riley